EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864

FEDERAL DEPOSIT INSURANCE CORP

March 31, 2013

QUARTERLY REPORT

Dear Shareholder:

As expected, the first quarter of 2013 proved to be very challenging. We anticipated a reduction in net interest income as cash flows received from maturing investment securities and loan payments were reinvested at substantially lower rates. As a result, first quarter net income of $4,706,000 represents a decline of 15.77% over the corresponding period of 2012. However, Return on Average Assets (ROAA) was an excellent 1.50% and Return on Average Equity (ROAE) was a respectable 10.31%. Non-interest income excluding security gains remained strong with a 5.14% increase over the corresponding period of 2012. Non-interest expenses excluding loss on prepayment of borrowings rose a modest 1.66% over the corresponding period of 2012.

The Balance Sheet remained relatively flat with modest decreases to loans and deposits. The decrease in loans is mainly the result of selling a majority of the originated residential mortgages to the secondary mortgage market to reduce interest rate risk. The outstanding balance of residential mortgages that were sold in the secondary mortgage market while maintaining the servicing rights increased $11,757,000 during the quarter, and we generated a net gain from sale of loans of $545,000. The majority of the deposit decrease is from time deposits that we consciously did not bid up due to the lack of prudent investment alternatives offering a commensurate return for the assumed interest rate and credit risk. We continued to reduce long-term borrowings (repurchase agreements) by pre-paying $7,000,000 of debt while incurring a pre-payment penalty of $1,023,000. The pre-payment penalty was offset by harvesting $1,159,000 of security gains which were primarily the result of the sale of a previously written off trust-preferred security and the sale of bank stocks. This pre-payment of debt will slightly improve our net interest margin going forward.

The bank is committed to growing appropriately priced loans and deposits. We are currently investing considerable resources in training our employees on techniques to deepen and broaden relationships with existing and prospective customers. We have refused to compromise credit quality or take extension risk in pursuit of short-term profits. While I am disappointed in reporting earnings that are less than the corresponding period of 2012, I am pleased that the ROAA is still strong and that management is working diligently to enhance shareholder value without assuming undue credit and/or interest rate risk.

I solicit your continued support and welcome your questions and comments.

Charles H. Updegraff, Jr.

Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Charles H. Updegraff, Jr. - Chairman

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810

3 Main Street, CANISTEO, NY 14823

10 N Main Street, COUDERSPORT, PA 16915

111 Main Street, DUSHORE, PA 18614

563 Main Street, EAST SMITHFIELD, PA 18817

104 Main Street, ELKLAND, PA 16920

135 East Fourth Street, EMPORIUM, PA 15834

6250 County Route 64, HORNELL, NY 14843

230-232 Railroad Street, JERSEY SHORE, PA 17740

102 E. Main Street, KNOXVILLE, PA 16928

514 Main Street, LAPORTE, PA 18626

4534 Williamson Trail LIBERTY, PA 16930

1085 S. Main Street, MANSFIELD, PA 16933

612 James Monroe Avenue, MONROETON, PA 18832

3461 Rte.405 Highway, MUNCY, PA 17756

100 Maple Street, PORT ALLEGANY, PA 16743

24 Thompson Street, RALSTON, PA 17763

1827 Elmira Street, SAYRE, PA 18840

2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702

41 Main Street, TIOGA, PA 16946

428 Main Street, TOWANDA, PA18848

Court House Square, TROY, PA 16947

90-92 Main Street, WELLSBORO, PA 16901

130 Court Street, WILLIAMSPORT, PA 17701

1510 Dewey Ave., WILLIAMSPORT, PA 17702

Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823 607-698-4295

10 N Main Street, Coudersport, PA 16915 800-921-9150

1827 Elmira Street, Sayre, PA 18840 888-760-8192

428 Main Street, Towanda, PA 18848 888-987-8784

90-92 Main Street, Wellsboro, PA 16901 888-487-8784

130 Court Street, Williamsport, PA 17701 866-732-7213

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901

BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901 800-577-8001

ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901 877-838-2517

www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA 866-ASK-CNFS

www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	1ST	4TH	1ST
	QUARTER	QUARTER	QUARTER
	2013	2012	2012
	(Current)	(Prior Qtr)	(Prior Yr)
Interest and Dividend Income	$12,647	$13,491	$14,776
Interest Expense	1,600	1,900	2,502
Net Interest Income	11,047	11,591	12,274
Provision (Credit) for Loan Losses	183	(133)	(182)
Net Interest Income After Provision (Credit) for Loan Losses	10,864	11,724	12,456
Other Income	3,843	4,327	3,655
Net Gains on Available-for-sale Securities	1,159	51	(2)
Loss on Prepayment of Borrowings	1,023	0	0
Other Noninterest Expenses	8,553	7,954	8,413
Income Before Income Tax Provision	6,290	8,148	7,696
Income Tax Provision	1,584	2,209	2,109
Net Income	$4,706	$5,939	$5,587

PER COMMON SHARE DATA:
Net Income – Basic	$0.38	$0.48	$0.46
Net Income – Diluted	$0.38	$0.48	$0.46
Dividend Per Share	$0.25	$0.24	$0.18
Number Shares Used in Computation - Basic	12,321,014	12,265,100	12,206,870
Number Shares Used in Computation - Diluted	12,349,264	12,283,702	12,245,752

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	MARCH 31,	DEC. 31,	MARCH 31,
	2013	2012	2012
ASSETS
Cash & Due from Banks	$45,069	$59,836	$56,498
Available-for-sale Securities	459,855	472,577	486,664
Loans Held for Sale	799	2,545	2,223
Loans, Net	659,628	677,053	690,218
Intangible Assets	12,067	12,080	12,135
Other Assets	62,903	62,816	69,026
TOTAL ASSETS	$1,240,321	$1,286,907	$1,316,764

LIABILITIES
Deposits	967,974	1,006,106	1,016,801
Repo Sweep Accounts	4,637	5,567	4,030
Total Deposits and Repo Sweeps	972,611	1,011,673	1,020,831
Borrowed Funds	76,661	83,812	115,202
Other Liabilities	7,841	8,636	9,117
TOTAL LIABILITIES	1,057,113	1,104,121	1,145,150

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	174,137	171,783	161,240
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	9,223	11,568	10,852
Defined Benefit Plans	(152)	(565)	(478)
TOTAL SHAREHOLDERS' EQUITY	183,208	182,786	171,614
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,240,321	$1,286,907	$1,316,764

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	3 MONTHS ENDED		%
	MARCH 31,		INCREASE
	2013	2012	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$4,706	$5,587	-15.77%
Return on Average Assets	1.50%	1.72%	-12.79%
Return on Average Equity	10.31%	13.15%	-21.60%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,240,321	$1,316,764	-5.81%
Available-for-Sale Securities	459,855	486,664	-5.51%
Loans (Net)	659,628	690,218	-4.43%
Allowance for Loan Losses	7,118	7,370	-3.42%
Deposits and Repo Sweep Accounts	972,611	1,020,831	-4.72%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold
with Servicing Retained	114,134	62,346	83.07%
Trust Assets Under Management	737,298	678,693	8.63%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$0.38	$0.46	-17.39%
Net Income - Diluted	$0.38	$0.46	-17.39%
Dividends	$0.25	$0.18	38.89%
Common Book Value	$14.86	$14.05	5.77%
Tangible Common Book Value	$13.88	$13.06	6.28%
Market Value (Last Trade)	$19.50	$20.00	-2.50%
Market Value / Common Book Value	131.22%	142.35%	-7.81%
Market Value / Tangible Common Book Value	140.49%	153.14%	-8.26%
Price Earnings Multiple	12.83	10.87	18.03%
Dividend Yield	5.13%	3.60%	42.50%
Common Shares Outstanding, End of Period	12,331,654	12,215,750	0.95%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	13.93%	12.22%	13.99%
Nonperforming Assets / Total Assets	0.83%	0.70%	18.57%
Allowance for Loan Losses / Total Loans	1.07%	1.06%	0.94%
Total Risk Based Capital Ratio (a)	25.02%	22.01%	13.68%
Tier 1 Risk Based Capital Ratio (a)	23.81%	20.80%	14.47%
Leverage Ratio (a)	13.04%	11.50%	13.39%

AVERAGE BALANCES
Average Assets	$1,251,679	$1,302,682	-3.92%
Average Equity	$182,605	$169,897	7.48%

(a) Capital ratios for the most recent period are estimated.